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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

The following is a list of subsidiaries of the Company as of the date hereof, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

NAME                                                    WHERE INCORPORATED
----                                                    ------------------

A S Ruffel (Mozambique) Limitada,,,,,,,,,,,,,,,,,,,,,,,.Mozambique
A S Ruffel (Private) Ltd.,,,,,,,,,,,,,,,,,,,,,,,,,,,,,,.Zimbabwe
A/O Pfizer..............................................Russia
AMS Medinvent S.A.......................................Switzerland
Adforce Inc.............................................New York
American Medical Systems, Inc...........................Minnesota
Anaderm Research Corp...................................Delaware
Benoist Girard & Cie S.C.A..............................France
Bioindustria Farmaceutici S.p.A.........................Italy
Biomedical Sensors (Holdings) Limited...................United Kingdom
Blue Cross S.r.l........................................Italy
C.P. Pharmaceuticals International C.V..................Netherlands
Cardiovascular Innovations Canada, Inc..................Canada
Charwell Pharmaceuticals Limited........................United Kingdom
Community Care Health Solutions Inc.....................Delaware
Compania Distribuidora Del Centro, S.A. de C.V..........Mexico
Corvita Canada, Inc.....................................Canada
Corvita Corporation.....................................Florida
Corvita Europe S.A......................................Belgium
Duchem Laboratories Limited.............................India
Farkemo S.r.l...........................................Italy
Farminova, Produtos Farmaceuticos de Inovacao, Lda......Portugal
Harmag, Inc.............................................Panama
Health Care Ventures, Inc...............................Delaware
Heinrich Mack Nachf.....................................Germany
Howmedica Beteiligungs G.m.b.H..........................Germany
Howmedica France S.C.A..................................France
Howmedica G.m.b.H.......................................Germany
Howmedica Handelsgesellschaft m.b.H.....................Austria
Howmedica Iberica, S.A..................................Spain
Howmedica Inc...........................................Delaware
Howmedica International Limited.........................United Kingdom
Howmedica International, Inc............................Panama
Howmedica Investments Pty. Ltd..........................Australia
Howmedica Leibinger GmbH & Co. KG.......................Germany
Howmedica Leibinger Inc.................................Delaware
Irkafarm S.r.l..........................................Italy
Jaquet Orthopedie S.A...................................Switzerland
Laboratoire Beral, S.A..................................France
Laboratoires Corvita S.A.R.L............................France
Laboratoires Pfizer S.A.................................Morocco
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Laboratorios Pfizer Lda.................................Portugal
Laboratorios Pfizer Ltda................................Brazil
Laboratorios Pfizer de Venezuela, S.A...................Venezuela
Leema Chemicals & Cosmetics Pvt. Ltd....................India
Measureaim..............................................United Kingdom
NAMIC Eireann Limited...................................Ireland
NAMIC International, Inc................................Virgin Islands
Nilo Holding S.A........................................Switzerland
Orburn Limited..........................................Ireland
Orsim, S.A..............................................France
PFIZER, S.A., S. en C...................................Spain
PQI Inc.................................................Canada
PT. Pfizer Indonesia....................................Indonesia
Pficonprod Pty. Limited.................................Australia
Pfizer (Ireland) Limited................................Ireland
Pfizer (Malaysia) Sendirian Berhad......................Malaysia
Pfizer (Namibia) (Proprietary) Limited..................Namibia
Pfizer A.B..............................................Sweden
Pfizer A.G..............................................Switzerland
Pfizer A/S..............................................Denmark
Pfizer A/S..............................................Norway
Pfizer Agricare Pty. Ltd................................Australia
Pfizer Animal Health B.V................................Netherlands
Pfizer Animal Health S.A................................Belgium
Pfizer Animal Health Korea Ltd..........................South Korea
Pfizer B.V..............................................Netherlands
Pfizer Bioquimicos S.A..................................Venezuela
Pfizer C.A..............................................Ecuador
Pfizer Canada Inc.......................................Canada
Pfizer Chemical Corp. Ltd...............................Isle of Man
Pfizer Commercial Holdings Limited......................Isle of Man
Pfizer Corporation......................................Panama
Pfizer Corporation Austria G.m.b.H......................Austria
Pfizer Dental Products Corp.............................Delaware
Pfizer Egypt S.A.E......................................Egypt
Pfizer Enterprises Inc..................................Delaware
Pfizer European Service Center N.V......................Belgium
Pfizer G.m.b.H..........................................Germany
Pfizer Group Limited....................................United Kingdom
Pfizer H.C.P. Corporation...............................New York
Pfizer Health Solutions Inc.............................Delaware
Pfizer Hellas, A.E......................................Greece
Pfizer Holding Mexico, S. de R.L. de C.V................Mexico
Pfizer Holding und Verwaltungs G.m.b.H..................Germany
Pfizer Holdings B.V.....................................Netherlands
Pfizer Holdings Europe..................................Ireland
Pfizer Holdings Ireland.................................Ireland
Pfizer Hospital Products (Belgium) N.V..................Belgium
Pfizer Ilaclari A.S.....................................Turkey
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Pfizer International Bank Europe........................Ireland
Pfizer International Corporation........................Panama
Pfizer International Holdings...........................Ireland
Pfizer International Inc................................New York
Pfizer International Properties, LLC....................Delaware
Pfizer Italiana S.p.A...................................Italy
Pfizer Laboratories (Proprietary) Limited...............South Africa
Pfizer Laboratories Limited.............................Kenya
Pfizer Laboratories Limited.............................New Zealand
Pfizer Laboratories Limited.............................Pakistan
Pfizer Limited..........................................Ghana
Pfizer Limited..........................................India
Pfizer Limited..........................................South Korea
Pfizer Limited..........................................Tanzania
Pfizer Limited..........................................Thailand
Pfizer Limited..........................................Uganda
Pfizer Limited..........................................United Kingdom
Pfizer Ltd..............................................Taiwan
Pfizer Manufacturing LLC................................Delaware
Pfizer Med-Inform Beratungs G.m.b.H.....................Austria
Pfizer Medical Systems, Inc.............................Delaware
Pfizer Medical Technology Group (Netherlands) BV........Netherlands
Pfizer Medical Technology Group Aktiebolag..............Sweden
Pfizer Medical Technology Group Limited.................United Kingdom
Pfizer Medical Technology Group Pension
    Trustees Limited....................................United Kingdom
Pfizer Netherlands L.P..................................New York
Pfizer Overseas, Inc....................................Delaware
Pfizer Oy...............................................Finland
Pfizer Pension Trustees (Ireland) Limited...............Ireland
Pfizer Pension Trustees Ltd.............................United Kingdom
Pfizer Pharm Algerie SPA................................Algeria
Pfizer Pharmaceutical Trading Limited
  Liability Company.....................................Hungary
Pfizer Pharmaceuticals B.V..............................Netherlands
Pfizer Pharmaceuticals Inc.
  [a/k/a Pfizer Seiyaku Kabushiki Kaisha (PSK)].........Japan
Pfizer Pharmaceuticals Korea Ltd........................South Korea
Pfizer Pharmaceuticals Ltd..............................People's Republic of
                                                          China
Pfizer Pharmaceuticals Production Corporation...........Panama
Pfizer Pharmaceuticals Production Corporation
  (Partnership).........................................Ireland
Pfizer Pharmaceuticals Production Corporation Limited...Isle of Man
Pfizer Pharmaceuticals, Inc.............................Delaware
Pfizer Pharmaceutics Israel Ltd.........................Israel
Pfizer Pigments Inc.....................................Delaware
Pfizer Polska Sp. z.o.o.................................Poland
Pfizer Private Limited..................................Singapore
Pfizer Production LLC...................................Delaware
Pfizer Products Inc.....................................Connecticut
Pfizer Pty. Ltd.........................................Australia
Pfizer Research and Development Company N.V./S.A........Belgium
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Pfizer Ringaskiddy Production Company...................Isle of Man
Pfizer S.A..............................................Peru
Pfizer S.A..............................................Belgium
Pfizer S.A..............................................Colombia
Pfizer S.A..............................................Costa Rica
Pfizer S.A..............................................France
Pfizer S.A..............................................Venezuela
Pfizer S.A.C.I..........................................Argentina
Pfizer S.G.P.S. Lda.....................................Portugal
Pfizer Service Company Ireland..........................Ireland
Pfizer Servicios de Mexico, S.A. de C.V.................Mexico
Pfizer Shoji Co., Ltd...................................Japan
Pfizer Specialties Limited..............................Nigeria
Pfizer Technologies Ltd.................................United Kingdom
Pfizer Trading Corp.....................................Taiwan
Pfizer Zona Franca S.A..................................Costa Rica
Pfizer s.r.o............................................Czech Republic
Pfizer, Inc.............................................Philippines
Pfizer, S.A. [a/k/a Pfizer Pharmaceutical]..............Spain
Pfizer, S.A. de C.V.....................................Mexico
Programmable Pump Technologies, Inc.....................Delaware
Quigley Company Inc.....................................New York
ROVIFARMA, S.A..........................................Spain
Radiologic Sciences, Inc................................California
Restiva S.r.l...........................................Italy
Roerig A.B..............................................Sweden
Roerig B.V..............................................Netherlands
Roerig Farmaceutici Italiana S.p.A......................Italy
Roerig S.A..............................................Chile
Roerig, Produtos Farmaceuticos, Lda.....................Portugal
S.D. Investments Pty. Ltd...............................Australia
SCHNEIDER PUERTO RICO...................................Delaware
SCHNEIDER/NAMIC.........................................Delaware
Schneider Belgium N.V...................................Belgium
Schneider (Europe) GmbH.................................Switzerland
Schneider Holland.......................................Netherlands
Schneider (USA) Inc.....................................Minnesota
Schneider Ireland B.V...................................Netherlands
Shiley Incorporated.....................................California
Shiley International....................................California
Shiley Ltd..............................................United Kingdom
Site Realty, Inc........................................Delaware
SmithKline Animal Health (Proprietary) Limited..........South Africa
SmithKline Animal Health (SWA) (Pty) Ltd................Namibia
SmithKline Beecham Animal Health (Singapore)
  Private Limited.......................................Singapore
SmithKline Beecham Animal Health (Taiwan) Limited.......Taiwan
Taylor Kosmetik G.m.b.H.................................Germany
The Kodiak Company Ltd..................................Bermuda
Unicliffe Limited.......................................United Kingdom